EXHIBIT 99.1

Skye Life Ventures Ltd. “SKYE”

Skye Life Ventures and SuperDate Networks Enter into Amalgamation Agreement

Vancouver, British Columbia--(Newsfile Corp. - September 9, 2020) - Skye Life Ventures Ltd. (OTC: SKLV) ("Skye") and SuperDate Networks Inc. ("SuperDate") are pleased to announce that they have entered into an amalgamation agreement (the "Agreement") pursuant to which Skye will acquire all of the issued and outstanding common shares of SuperDate (the "Proposed Transaction"). The Proposed Transaction is being carried out by way of a three-cornered amalgamation (the "Amalgamation"). SuperDate shareholders will approve the Proposed Transaction by unanimous written shareholder approval or at a special meeting of SuperDate shareholders.

Under the terms of the Agreement, all of the issued and outstanding SuperDate Shares will be exchanged on the basis of 1 Skye common share for each SuperDate common share (the "Exchange Ratio"). Convertible securities of SuperDate will also be exchanged at the Exchange Ratio. The Exchange Ratio implies consideration of US $0.11 per SuperDate share based on the closing price of Skye's common shares on the OTC Pink Sheets on September 8, 2020. The Proposed Transaction value is approximately US $ 4,248,090.00 on an undiluted basis.

Pursuant to the Agreement, SuperDate and a newly-incorporated subsidiary of Skye will amalgamate. As a result, the amalgamated company will contain all of SuperDate's current rights and obligations and will carry on SuperDate's business as Skye's wholly-owned and operating subsidiary.

About SuperDate Networks Inc.

SuperDate, is a private technology company, incorporated in British Columbia, Canada in 2014. SuperDate has developed a niche dating software application that matches users through common interests and activities. It intends to release an updated consumer-ready software application in 2 to 4 North American cities in 2021.

SuperDate represents an evolution in online dating. Its COVID 19-aware platform allows users to get outside and social distance effectively and safely while getting to know each other by sharing common interests or activities. SuperDate launched its IOS beta application in September 2017 through to February 2018 in Vancouver, British Columbia. It was met with great success, securing 5000+ sign ups and 3400 active users. Its Facebook community has grown to more than 55,000 members.

SuperDate is designed to be the first vertical scrolling dating application showing an array of activities and experiences in and around the user's city. It is designed to connect people through common interests first, which is the foundation for long term connections.

SuperDate is a niche dating software application that can be used by all demographics and groups. SuperDate is primed for 2021 as it prepares for its consumer ready application and four city launch, planned for Vancouver, Montreal, Seattle and Los Angeles.

The Proposed Transaction

SuperDate currently has 38,619,000 common shares, 700,000 common share purchase warrants ("SuperDate Warrants") and nil common share purchase options ("SuperDate Options") issued and outstanding. SuperDate may issue additional SuperDate Warrants or SuperDate Options prior to the date of the SuperDate Shareholder Resolution if it is agreed to in writing by Skye and SubCo.

Pursuant to the Agreement, on the completion of the Proposed Transaction, shareholders of SuperDate will receive one share of Skye in exchange for every one share he or she holds in SuperDate, one common share purchase warrant of Skye for every one SuperDate warrant held and one common share purchase warrant of Skye for every one SuperDate Option held.

The securities of Skye issued in the Proposed Transaction will bear restrictive legends in accordance with the applicable legal requirements.

Completion of the Proposed Transaction remains subject to a number of terms and conditions, including, among other things, (1) the parties having received all required shareholder approvals; (2) the Proposed Transaction being approved by SuperDate shareholders on or before October 31, 2020; (3) each of the parties obtaining all necessary consents, orders and regulatory approvals; (4) dissent rights not having been exercised by greater than 10% of the shareholders of each of the parties, as applicable; (5) no material change occurring to the business of any of the parties; (6) the satisfaction of obligations under the Agreement relating to each of the parties; and (7) the delivery by each of the parties of customary closing documents.

The parties to the Agreement have made representations, warranties and covenants that are customary for transactions of this nature.

The Agreement contains additional covenants of the parties, including, among others, for (a) the parties conducting their respective businesses in the ordinary course through the consummation of the Proposed Transaction, (b) SuperDate being prohibited from soliciting or negotiating with third parties regarding alternative transactions, (c) the protection of, and access to, confidential information of the parties, and (d) the parties cooperating in obtaining necessary approvals from governmental agencies.

The Agreement may be terminated under certain customary and limited circumstances prior to the consummation of the Proposed Transaction.

The Agreement contains customary non-solicitation provisions that are subject to SuperDate's right to consider and accept a superior proposal if required as a result of the duties of SuperDate's directors and officers.

Full details of the Agreement will be included in the Form 8-K to be files with the SEC in accordance with applicable securities laws.

Board Recommendation

The sole director and officer of SuperDate, following a review of the terms and conditions of the Agreement and consideration of a number of factors, has determined that the Proposed Transaction is in the best interests of SuperDate shareholders and is fair, from a financial point of view, to SuperDate shareholders. He will recommend that SuperDate shareholders vote in favour of the Proposed Transaction.

About Skye Life Ventures Ltd. "Skye"

Skye Life Ventures Inc. operates as a holding company acquiring valued-added operating subsidiaries focused in the technology, cannabis and other markets. Merritt Valley Cannabis and Emerald Plants Health Source Inc. are its current operating subsidiaries.

Forward-Looking Statements

This press release may contain a number of "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Skye's or SuperDate's possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this transaction will generate returns for stockholders. These forward-looking statements are based on Skye's or SuperDate's management's current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Forward looking statements in this press release include (a) Skye will acquire SuperDate as planned or at all, (b) the securities of Skye issued in the Proposed Transaction will bear restrictive legend in accordance with the applicable legal requirements, and (c) SuperDate will launch its updated in Vancouver, Montreal, Seattle and Los Angeles in 2021. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Skye's or SuperDate's management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and the proposed transactions contemplated thereby, (b) the inability to complete the transactions contemplated by the Agreement due to the failure to obtain approval of the stockholders of SuperDate or other conditions to closing in the Agreement, (c) costs related to the proposed transactions, (d) changes in applicable laws or regulations, (e) the possibility that SuperDate may be adversely affected by other economic, business, and/or competitive factors and (f) other risks and uncertainties. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Forward-looking statements included in this Current Report speak only as of the date of this Current Report. Except as required by law, neither Skye nor SuperDate undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release.

Additional risks and uncertainties are identified and discussed in Skye's reports filed with the SEC and available at the SEC's website at www.sec.gov.

For more information, please contact corportatecommunications@skyelife.ca

Sincerely,

Skye Life Ventures Ltd.
Web Site: www.skyelife.ca
E-Mail: corportatecommunications@skyelife.ca